Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282809
The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Subject to Completion, dated January 28, 2026
(To Prospectus dated October 24, 2024)
$
    % Convertible Senior Notes due 2032

We are offering $        aggregate principal amount of our     % convertible senior notes due 2032 (the “notes”). In addition, we have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $    aggregate principal amount of notes solely to cover over-allotments.
MATURITY; INTEREST
We will pay interest on the notes at an annual rate of     %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. The notes will mature on February 15, 2032, unless earlier converted or redeemed or repurchased by us.
CONVERSION
Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of our common stock, par value $0.0001 per share (our “common stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, November 17, 2031 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is         shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $      per share of our common stock, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
REDEMPTION AND REPURCHASE
The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on or after February 20, 2029 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
RANKING
The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.
CONCURRENT OFFERINGS
Concurrently with this offering and pursuant to a separate prospectus supplement, we are offering         shares of our common stock, plus up to an additional shares of our common stock that the underwriters of the concurrent common stock offering have the option to purchase from us (the “concurrent common stock offering”). The aggregate proceeds from the offerings are anticipated to be $1,000,000,000. The completion of this offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering or the completion of the concurrent delta offering (as defined in this prospectus supplement).
In addition, concurrently with this offering, Morgan Stanley & Co. LLC, acting on behalf of itself and/or its affiliates (in such capacity, the “delta underwriter”), is offering, pursuant to a separate prospectus supplement,            shares of our common stock at a public offering price of $     per share (the “concurrent delta offering”), to facilitate hedging transactions by certain investors subscribing for the notes (“convertible arbitrage investors”). The number of shares of our common stock subject to the concurrent delta offering will depend on what portion of convertible arbitrage investors desire to hedge their investment in the notes offered in this offering and is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (or its affiliates) and certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equal notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with the offering of the notes, in each case, with a view for the delta underwriter to initially offer part of the shares of common stock directly to the public at a price of $      per share of common stock and part to certain
dealers at a price that represents a concession not in excess of $      per share under the public offering price. After the initial offering of the shares of common stock in the concurrent delta offering, the offering price and other selling terms may from time to time be varied by the delta underwriter. We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and the offering of the notes are contingent upon one another. The completion of the concurrent delta offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of the concurrent delta offering.
LISTING; COMMON STOCK
No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “JOBY.” On January 27, 2026, the last reported sale price of our common stock was $13.47 per share.

Per Note	Total(3)
Public offering price(1)%	$

Underwriting discounts and commissions(2)%	$
Proceeds, before expenses, to us %	$
____________________
(1)Plus accrued interest, if any, from           , 2026.
(2)We refer you to “Underwriters” beginning on page S-80 of this prospectus supplement for additional information regarding underwriting compensation.
(3)Assumes no exercise of the underwriters’ over-allotment option.
An investment in the notes involves risks. See “Risk Factors” beginning on page S-11.
Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about           , 2026, which will be the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Book-Running Managers

Morgan Stanley	BofA Securities	Allen & Company LLC
Goldman Sachs & Co. LLC
Financial Advisor to Joby Aviation, Inc.

ICR Capital LLC
Prospectus Supplement dated           , 2026.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

This prospectus supplement relates to an automatic registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a shelf registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part contains an accompanying base prospectus
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relating to sales of securities by Joby Aviation, Inc. and gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined. Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to them in the registration statement of which this prospectus supplement forms a part. You should read the entire prospectus supplement, as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus or documents incorporated by reference herein or therein.
You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prepared by us or on behalf of us or to which we have referred you. Neither we, the underwriters nor any of our or their representatives have authorized any other person to provide you with any information other than that contained in this prospectus supplement and the accompanying base prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering). If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus supplement and the accompanying base prospectus or contained in any document incorporated by reference herein and therein is accurate only as of their respective dates or such earlier date of any such information as may be stated therein, regardless of the time of delivery of this prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “we,” “us,” and “our” refer to Joby Aviation, Inc. and its subsidiaries on a consolidated basis. Capitalized terms used herein and not defined have the meanings ascribed thereto in the accompanying prospectus.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering of notes and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our notes. For a more complete understanding of our company and this offering of notes, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, which are described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the sections in this prospectus supplement and in the accompanying prospectus titled “Risk Factors” and the other information that we incorporate by reference into this prospectus supplement, including the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
Overview
We have spent more than a decade designing and testing a piloted all-electric, vertical take-off and landing (“eVTOL”) aircraft that we intend to operate as part of a fast, quiet and convenient service in cities around the world. The aircraft is quiet when taking off, near silent when flying overhead and is being designed to transport a pilot and up to four passengers - or an expected payload of up to 1,000 pounds - at speeds of up to 200 mph. The aircraft is optimized for urban routes, with a target range of up to 100 miles on a single charge. According to our modeling, more than 99% of urban routes in cities such as New York City and Los Angeles are significantly shorter than this, enabling higher utilization through faster turnaround times of our aircraft. By combining the freedom of air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to 10 times faster than driving, and it is our goal to steadily drive down end-user pricing in the years following commercial launch to make the service widely accessible. The low noise enabled by the all-electric powertrain will allow the aircraft to operate around dense, urban areas while blending into the background noise of cities. With thousands of successful test flights already completed, and as the first eVTOL aircraft developer to receive a signed, stage 4 G-1 certification basis which was subsequently published in final form in the Federal Register, we believe we are well positioned to be the first eVTOL manufacturer to earn airworthiness certification from the Federal Aviation Administration (“FAA”).
We have identified three potential routes to market: (1) owned and operated air taxi service (2) aircraft sales and (3) partnered service/joint ventures. We plan to manufacture, operate and sell our aircraft, and are building a vertically integrated transportation company to maximize the value of our investments. As such, we are also building an operating system to eventually connect data from materials and builds to passenger routes, aircraft scheduling and maintenance. At the front end, we are developing a convenient app to deliver the first on-demand, aerial ridesharing service. We are targeting carrying our first passengers in 2026. We believe this vertically-integrated business model will generate the greatest economic returns over time, while providing us with end-to-end control and information regarding customer experience to optimize for user safety, comfort and value.
In August 2025, we acquired Blade Urban Air Mobility, Inc. and its subsidiaries (“Blade”), a technology-powered, global urban air mobility platform. Following the acquisition, Blade will continue to operate its air charter broker service as our wholly owned subsidiary. The transaction is expected to unlock immediate market access, including an established customer base, operations expertise, airport relationships and infrastructure across key urban corridors in New York City and Southern Europe and allow us to combine our technology with Blade’s experience in delivering premium customer transportation at scale.
Since our inception in 2009, we have been primarily engaged in research and development of eVTOL aircraft. We have incurred net operating losses and negative cash flows from operations in every year since our inception. As of September 30, 2025, we had an accumulated deficit of $2.7 billion. We have funded our operations primarily with proceeds from the issuance of stock, convertible notes and the proceeds from our merger in August 2021 with Reinvent Technology Partners, a special purpose acquisition company, through which we became a publicly-traded company.

Recent Developments
Preliminary Financial Information as of December 31, 2025
While we have not finalized our full financial results as of and for the year ended December 31, 2025, we expect to report that we had approximately $1,407.9 million of cash, cash equivalents and short-term investments as of December 31, 2025. This amount is preliminary, has not been audited and is subject to change pending completion of our financial statements as of and for the year ended December 31, 2025, and any changes could be material. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of and for the year ended December 31, 2025, which are not available as of the date of this prospectus supplement.
Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data set forth above. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that we or Deloitte & Touche LLP may identify items that require us to make adjustments to the preliminary financial data set forth above and any changes could be material. We expect to complete our financial statements as of and for the year ended December 31, 2025 subsequent to the completion of this offering. Accordingly, undue reliance should not be placed on this preliminary estimate.
Concurrent Offerings
Concurrent Common Stock Offering
Concurrently with this offering and pursuant to a separate prospectus supplement, we are offering         shares of our common stock, plus up to an additional         shares of our common stock that the underwriters of the concurrent common stock offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering or the completion of the concurrent delta offering. Accordingly, you should not assume that the concurrent common stock offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent common stock offering. The prospectus supplement for the concurrent common stock offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, that we are offering pursuant to this prospectus supplement. See “The Concurrent Offerings—Concurrent Common Stock Offering.”
Concurrent Delta Offering
In addition, concurrently with this offering and pursuant to a separate prospectus supplement, the delta underwriter is offering            shares of our common stock at a public offering price of $      per share, to facilitate hedging transactions by convertible arbitrage investors in the notes. The number of shares of our common stock subject to the concurrent delta offering will depend on what portion of convertible arbitrage investors desire to hedge their investment in the notes offered in this offering and is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (or its affiliates) and certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equal notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with the offering of the notes, in each case, with a view for the delta underwriter to initially offer part of the shares of common stock directly to the public at a price of $      per share of common stock and part to certain dealers at a price that represents a concession not in excess of $      per share under the public offering price. After the initial offering of the shares of common stock in the concurrent delta offering, the offering price and other selling terms may from time to time be varied by the delta underwriter.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and the offering of the notes are contingent upon one another.
The completion of the concurrent delta offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of the concurrent delta offering.
See “The Concurrent Offerings—Concurrent Delta Offering.”
Corporate Information
Our principal executive offices are located at 333 Encinal Street, Santa Cruz, California 95060, and our telephone number is (831) 201-6700. Our corporate website address is www.jobyaviation.com. Information contained on or accessible through our website is not a part of this prospectus supplement and the accompanying prospectus and should not be relied on in determining whether to make an investment decision. The inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Joby Aviation, Inc. and not to its subsidiaries.

Issuer	Joby Aviation, Inc.

Notes
$ aggregate principal amount of     % convertible senior notes due 2032. We have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $ aggregate principal amount of notes solely to cover over-allotments.

Settlement Date	, 2026 (the “settlement date”), which is the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Ranking
The notes will be our senior, unsecured obligations and will be:
•equal in right of payment with our existing and future senior, unsecured indebtedness;
•senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;
•effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.
As of September 30, 2025, excluding our subsidiaries and intercompany indebtedness, we had no indebtedness for borrowed money and our subsidiaries had $9.3 million of indebtedness for borrowed money, excluding other liabilities, trade payables, and intercompany liabilities.

Maturity	February 15, 2032, unless earlier repurchased, redeemed or converted.

Interest	% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”

Conversion Rights
Noteholders may convert their notes at their option only in the following circumstances:
•during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;
•during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;
•upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;
•if we call such notes for redemption; and
•at any time from, and including, November 17, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 25 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is         shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $      per share of our common stock, and is subject to adjustment as described in this prospectus supplement.
If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See “Description of Notes—Conversion Rights.”

Optional Redemption
The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after February 20, 2029 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding notes unless at least $100.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of the Noteholders After a Fundamental Change
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Trustee, Paying Agent and Conversion Agent	Wilmington Trust, National Association.

Restrictions on Ownership of our Common Stock
Our certificate of incorporation, as amended by the certificate of amendment to the certificate of incorporation dated as of June 11, 2025 (as amended, the “Certificate of Incorporation”) provides that we will ensure we are in compliance with applicable provisions of law and regulations relating to ownership and control of a United States air carrier, including Title 49, United States Code, Section 40102 and interpretations and guidance thereof issued by the United States Department of Transportation or its successor, or as the same may be from time to time amended. As of the date of this prospectus supplement, restrictions imposed by federal law on foreign ownership of United States air transportation operations currently require that no more than 25% of an air carrier’s voting stock be voted, directly or indirectly, by persons who are not U.S. citizens. See “Description of Capital Stock—Voting Rights.”

No Public Market	The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

The New York Stock Exchange Symbol	Our common stock is listed on the NYSE under the symbol “JOBY.” On January 27, 2026, the last reported sale price of our common stock was $13.47 per share.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million (or approximately $ million if the underwriters fully exercise their over-allotment option to purchase additional notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $ million of the net proceeds to fund the cost of entering into the capped call transactions described below. We intend to use the remainder of the net proceeds from this offering, together with the net proceeds from the concurrent common stock offering described below, if it is consummated, to fund our certification and manufacturing efforts, prepare for commercial operations and for general working capital and other general corporate purposes. If the underwriters exercise their over-allotment option to purchase additional notes, then we intend to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. See “Use of Proceeds.”

Concurrent Capped Call Transactions	In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with one or more of the underwriters in this offering and/or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

If the underwriters in this offering exercise their over-allotment option to purchase additional notes, then we expect to use a portion of the additional net proceeds from the sale of the additional notes to fund the cost of entering into additional capped call transactions with the option counterparties. We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) on each exercise date for the capped call transactions, which is in each case expected to occur on each trading day during the 25 trading day period beginning on the 26th scheduled trading day prior to the maturity date of the notes and (y) following any early conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date, any redemption date or any other date on which we retire any notes, in each case if we exercise our option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.
For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—The capped call transactions may affect the value of the notes and the market price of our common stock” and “Underwriters—Capped Call Transactions.”

Concurrent Common Stock Offering
Concurrently with this offering and pursuant to a separate prospectus supplement, we are offering shares of our common stock, plus up to an additional shares of our common stock that the underwriters of the concurrent common stock offering have the option to purchase from us. The aggregate proceeds from the offerings are anticipated to be $1,000,000,000. We estimate that the net proceeds to us from the concurrent common stock offering, if it is consummated, will be approximately $      million (or approximately $      million if the underwriters of the concurrent common stock offering fully exercise their over-allotment option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The completion of this offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering or the completion of the concurrent delta offering. Accordingly, you should not assume that the concurrent common stock offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent common stock offering. The prospectus supplement for the concurrent common stock offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement. See “The Concurrent Offerings—Concurrent Common Stock Offering.”

Concurrent Delta Offering	In addition, concurrently with this offering and pursuant to a separate prospectus supplement, the delta underwriter is offering shares of our common stock at a public offering price of $ per share, to facilitate hedging transactions by convertible arbitrage investors in the notes. The number of shares of our common stock subject to the concurrent delta offering will depend on what portion of convertible arbitrage investors desire to hedge their investment in the notes offered in this offering and is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (and/or its affiliates) and certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equal notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with the offering of the notes, in each case, with a view for the delta underwriter to initially offer part of the shares of common stock directly to the public at a price of $ per share of common stock and part to certain dealers at a price that represents a concession not in excess of $ per share under the public offering price. After the initial offering of the shares of common stock in the concurrent delta offering, the offering price and other selling terms may from time to time be varied by the delta underwriter.

We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and the offering of the notes are contingent upon one another.
The completion of the concurrent delta offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of the concurrent delta offering.
See “The Concurrent Offerings—Concurrent Delta Offering.”

Risk Factors	Investing in the notes involves risks. See “Risk Factors.”

Certain United States Federal Income Tax Considerations
For a description of material U.S. federal income tax considerations of purchasing, owning, converting and disposing of the notes and owning and disposing of shares of our common stock, if any, issuable upon conversion of the notes, see “Certain United States Federal Income Tax Considerations.”

Book-Entry Form	We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”

RISK FACTORS
Investing in the notes involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus, you should carefully consider the risks described or referred to below before deciding to purchase the notes. The occurrence of any of these risks may materially harm our business, results of operations and financial condition or your investment in the notes. As a result, the trading price of the notes and our common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to Joby Aviation, Inc. and not to its subsidiaries.
The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of September 30, 2025, excluding our subsidiaries and intercompany indebtedness, we had no indebtedness for borrowed money and our subsidiaries had $9.3 million of indebtedness for borrowed money, excluding other liabilities, trade payables, and intercompany liabilities. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.
We conduct substantially all of our operations through our subsidiaries and will rely on our subsidiaries to make payments under the notes.
We conduct substantially all of our operations through our subsidiaries. Accordingly, our ability to pay amounts due on the notes will depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.
As of September 30, 2025, we had $9.3 million principal amount of consolidated indebtedness for borrowed money. We will incur $        (or, if the underwriters fully exercise their over-allotment option to purchase additional notes, $        ) principal amount of additional indebtedness as a result of this offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:
•increasing our vulnerability to adverse economic and industry conditions;
•limiting our ability to obtain additional financing;
•requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;
•limiting our flexibility to plan for, or react to, changes in our business;
•diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and
•placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.
Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, any future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”
We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness may limit our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.
Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously repurchased, redeemed or converted. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect (or are deemed to have elected) to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion. Our failure to repurchase notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.
Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.
We will adjust the conversion rate of the notes for certain events, including:
•certain stock dividends, splits and combinations;
•the issuance of certain rights, options or warrants to holders of our common stock;

•certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;
•cash dividends on our common stock; and
•certain tender or exchange offers.
See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.
Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.
If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, result in an adverse credit rating or adversely affect our capital structure and the trading price of the notes.
The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.
If certain corporate events that constitute a “make-whole fundamental change” occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $      per share or less than $      per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds         shares of our common stock per $1,000 principal amount of notes, subject to adjustment.
Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.
In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.
The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.
We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Cautionary Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.
In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.
The issuance or sale of shares of our common stock, or the perception that such sales could occur, including sales made pursuant to the concurrent common stock offering and the concurrent delta offering, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes and our ability to raise funds in new offerings.
The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the public market. The perception that these sales might occur, including sales by us, our executive officers and directors or our significant stockholders, may also cause the market price of our common stock to decline.
We may conduct future offerings of common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, we have shares reserved and available for issuance pursuant to our 2021 Employee Stock Purchase Plan and our 2021 Equity Incentive Plan, and will issue 49,701,789 shares of common stock in connection with the closing of the second tranche of that certain amended and restated purchase agreement, dated May 22, 2025, by and between us and the Toyota Motor Company (the “Toyota Purchase Agreement”) and shares of our common stock issuable as consideration under that certain equity purchase agreement, dated August 1, 2025, by and among, us, Joby Aero, Inc., Strata Critical Medical, Inc. (f/k/a Blade Air Mobility, Inc.), Trinity Medical Intermediate II, Inc., and Blade Urban Air Mobility, Inc. Concurrently with this offering of the notes, we are also offering             shares of our common stock (or up to         shares of our common stock if the underwriters in the concurrent common stock offering exercise in full their option to purchase additional shares of common stock) in the concurrent common stock offering, and the delta underwriter is offering shares of our common stock to facilitate hedging transactions by convertible arbitrage investors in the notes.

The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.
We and our executive officers and directors have entered into lock-up agreements with the underwriters under which we and they have agreed, subject to specific exceptions described in the section titled “Underwriters,” not to sell, directly or indirectly, any of our equity securities without the permission of Morgan Stanley & Co. LLC for a period of 60 days following the date of this prospectus supplement. When this lock-up period expires, we and our securityholders subject to a lock-up agreement could sell shares in the public market, which could cause our stock price to fall. Morgan Stanley & Co. LLC may, in its sole discretion, permit the persons who are subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements. See the section titled “Underwriters” for a description of the lock-up agreements with the underwriters of the concurrent common stock offering. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
In addition, certain of our stockholders are contractually restricted from selling or transferring shares of common stock (the “Lock-up Shares”) for an agreed-upon period of time. For example, certain significant stockholders have agreed to a five-year lockup, which began in 2021, with 20% of the Lock-up Shares being released on each anniversary of the closing of the Merger (as defined in the accompanying prospectus), subject to a complete release of the Lock-Up Shares if we undergo a change of control (the “Major Company Equityholders Lock-Up Agreement”). Under the Sponsor Agreement (as defined in the accompanying prospectus), by and among us, Reinvent Sponsor, LLC (“Sponsor”) and Reinvent Technology Partners, the Sponsor’s Lock-up Shares are subject to the same releases agreed to in the Major Company Equityholders’ Lock-Up Agreement in addition to vesting conditions. Following the expiration of each lock-up tranche, the applicable stockholders will no longer be restricted from selling shares of our common stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell their shares, could reduce the market price of our common stock. As of the date of this prospectus supplement, there were 75,945,303 shares subject to the Major Company Equityholders Lock-Up Agreement. As restrictions on resale end, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
Further, shares issued upon the exercise of outstanding warrants or upon the exercise or settlement of outstanding awards under our equity incentive plans, or pursuant to future awards granted under those plans, will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and applicable law.
Moreover, certain holders of a substantial number of shares of our common stock have rights, subject to conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.
The second tranche of the Toyota Investment remains subject to closing conditions, including conditions beyond our control, and no assurance can be given that closing will take place on the timeline currently anticipated or at all. Any failure to close the second tranche of the Toyota Investment could adversely impact our future liquidity and our financial condition.
On October 1, 2024, we entered into a stock purchase agreement with Toyota with Toyota providing for the potential issuance and sale of up to an aggregate of 99,403,579 shares of our common stock to Toyota (the “Toyota Investment”), which we amended and restated on May 22, 2025 (as amended and restated, the “Toyota Purchase

Agreement”). The Toyota Investment is structured in two equal tranches of $250.0 million each. On May 22, 2025, in connection with the closing of the first tranche under the Toyota Purchase Agreement, we issued 49,701,790 shares of our common stock to Toyota for an aggregate purchase price of $250,000,003.70. The closing of the second tranche is subject to the satisfaction of certain remaining closing conditions set forth in the Toyota Purchase Agreement, including, but not limited to (i) the execution of a strategic alliance agreement relating to, among other things, manufacturing arrangements, by us and Toyota, and (ii) certain other customary closing conditions. The agreements to be entered into in connection with such conditions are subject to the receipt of regulatory approvals, the parties negotiating and entering into definitive agreements and the conditions included within the applicable definitive documents.
We may experience delays and difficulties in satisfying the conditions for closing the second tranche of the Toyota Investment, and no assurance can be given that closing will take place on the timeline currently anticipated or at all. Some of the conditions to closing are outside of our control and it is possible that not all of the closing conditions to the Toyota Investment will be satisfied or that we will not receive the entire amount of expected proceeds on the timeline currently anticipated or at all. For example, certain closing conditions require us and Toyota to successfully negotiate and enter into definitive agreements. The final terms of such definitive agreements are not yet established and the negotiation and execution of such agreements may take longer than expected or may not be possible to accomplish on terms acceptable to us, or at all. No assurance can be given that any agreement we may reach will achieve our goals or be on terms that prove to be economically or strategically beneficial to us. Such adverse developments, including any failure to close the second tranche of the Toyota Investment, could adversely impact our business, financial condition, results of operations and liquidity.
The offer and sale of our shares of common stock in the concurrent delta offering, which are being executed to facilitate the initial hedging transactions by the convertible arbitrage investors subscribing for the convertible notes in the concurrent convertible notes offering, may have a negative effect on the market price of our common stock.
Pursuant to a separate prospectus supplement, the delta underwriter is also offering      shares of our common stock at a public offering price of $     per share to facilitate hedging transactions by the convertible arbitrage investors subscribing for the notes. We have been advised that the shares sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (or its affiliates) with certain convertible arbitrage investors seeking a short exposure to our common stock through a derivative, in an equal notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with the notes offered in this offering, in each case, with a view for the delta underwriter to initially offer part of the shares of common stock directly to the public at a price of $ per share of common stock and part to certain dealers at a price that represents a concession not in excess of $ per share under the public offering price.
The number of shares of our common stock subject to the concurrent delta offering will depend on what portion of convertible arbitrage investors desire to hedge their investment in the notes offered in this offering and is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire in this offering. It is possible, however, that investors in the notes in this offering may short sell additional shares of our common stock shortly after the pricing of the concurrent delta offering. Such additional sales could have the effect of causing the market price of our shares of common stock to be lower than it would have been absent such selling.
In addition, some or all the shares of common stock sold short by the delta underwriter in the concurrent delta offering will be sold to facilitate concurrent privately negotiated transactions between the delta underwriter (or its affiliates) and certain convertible arbitrage investors seeking a short exposure to our common stock through a derivative, in an equal notional amount. The delta underwriter (or its affiliates) acting as dealer on such privately negotiated transactions may modify, enter into, or unwind additional privately negotiated transactions (including derivative transactions) and/or purchase or sell shares of our common stock or other securities of ours in secondary market transactions at any time following the pricing of this offering. For example, in connection with any cash settlement of any such derivative transaction, the dealer may purchase shares of common stock and convertible arbitrage investors may sell shares of common stock, which could affect the trading price of our common stock at the time. The concurrent delta offering and any privately negotiated transactions relating to our common stock, including derivatives with the delta underwriter and/or its affiliates, could cause more sales of our common stock while the notes are outstanding than there would have been otherwise had we not consummated the concurrent delta offering.
We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.
Many debt instruments contain provisions that restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.
The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.
In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.
You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.
We will adjust the conversion rate of the notes for certain events, including the payment of cash dividends. If we adjust the conversion rate as a result of a dividend that is taxable to our common stockholders, such as a cash dividend, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S.

federal income tax as a dividend. If you are a non-U.S. holder (as defined in “Certain United States Federal Income Tax Considerations”), then any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from or set off against payments on the notes or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such notes (including the retirement of such notes) or such common stock by you or other funds or assets of yours. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Certain United States Federal Income Tax Considerations.”
A rating agency may not rate the notes or may assign a rating that is lower than expected.
We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.
In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.
Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.
You may be unable to convert your notes before November 17, 2031, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.
Before November 17, 2031, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.
Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.
We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes—Definitions” and will consist of 25 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Your investment in the notes may be harmed if we redeem the notes.
We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after February 20, 2029 and on or before the 26th scheduled trading day immediately before the maturity date. See “Description of Notes—Optional Redemption.” If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.
Our management may spend the net proceeds of this offering and, if it is consummated, the concurrent common stock offering in ways with which you may disagree or that may not be profitable.
Although we have described in this prospectus supplement, under the caption “Use of Proceeds,” how we currently intend to use the net proceeds to us from this offering and, if it is consummated, the concurrent common stock offering, our management will have broad discretion in how to apply the net proceeds, and investors will rely on our judgment in spending the net proceeds. Our management may use the net proceeds in ways that do not earn a profit or otherwise result in the creation of stockholder value. In addition, pending our use of the net proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.
The accounting method for the notes could adversely affect our reported financial condition and results.
The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
In accordance with applicable accounting standards, we expect that the notes we are offering hereunder will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.
In addition, we expect that the shares of our common stock underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of our common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in a manner that is significantly different than described above. We cannot be sure whether other changes may be made to the current accounting standards related to the notes, or otherwise, that could have a material effect on our reported financial results.
The capped call transactions may affect the value of the notes and the market price of our common stock.
In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.
If the underwriters exercise their over-allotment option to purchase additional notes, then we expect to enter into additional capped call transactions with the option counterparties. We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) on each exercise date for the capped call transactions, which is in each case expected to occur on each trading day during the 25 trading day period beginning on the 26th scheduled trading day prior to the maturity date of the notes and (y) following any early conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date, any redemption date or any other date on which we retire any notes, in each case if we exercise our option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.
In addition, if any such capped call transactions fail to become effective, whether or not this offering of the notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.
The capped call transactions are separate transactions (in each case that we intend to enter into with the option counterparties), are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.
We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the notes or our common stock. In addition, we do not make any representation that the option counterparties or their respective affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. See “Description of the Concurrent Capped Call Transactions.”
We are subject to counterparty risk with respect to the capped call transactions, and the capped call transactions may not operate as planned.
The option counterparties are, or are affiliates of, financial institutions, and we will be subject to the risk that they might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our capped call transactions with that option counterparty. Our exposure will depend on many factors, but, generally, an increase in our exposure will be correlated with an increase in the market price or the volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of any option counterparty.
In addition, the capped call transactions are complex, and they may not operate as planned. For example, the terms of the capped call transactions may be subject to adjustment, modification or, in some cases, renegotiation if certain corporate or other transactions occur. Additionally, to the extent any observation period for any converted notes does not correspond to the period during which the market price of our common stock is measured under the terms of the capped call transactions, there could also be dilution and/or a reduced offset of any such cash payments as a result of the different measurement periods. Accordingly, these transactions may not operate as we intend if we are required to adjust their terms as a result of transactions in the future or upon unanticipated developments that may adversely affect the functioning of the capped call transactions.
Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.
Holding notes will not, in itself, confer any rights with respect to our common stock.
Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.
Our Certificate of Incorporation, Bylaws and policies and procedures are designed to ensure compliance with applicable aviation regulations.
Our Certificate of Incorporation provides that we will ensure we are in compliance with applicable provisions of law and regulations relating to ownership and control of a United States air carrier, including Title 49, United States Code, Section 40102 and interpretations and guidance thereof issued by the United States Department of Transportation or its successor, or as the same may be from time to time amended. As of the date of this prospectus supplement, restrictions imposed by federal law on foreign ownership of United States air transportation operations currently require that no more than 25% of an air carrier's voting stock be voted, directly or indirectly, by persons who are not U.S. citizens. Our Bylaws contain provisions to ensure United States ownership interest in, and actual control of, the air carrier, free from non-citizen ownership, control, and influence. Pursuant to such provisions, we or a designated transfer agent shall maintain a Foreign Stock Record for registered common stock known to us to be owned and/or controlled by non-U.S. citizens, we will not operate under a Federal Aviation Administration Part 135 air carrier or operating certificate unless in compliance with applicable requirements for such certificate and we will implement policies and procedures to ensure compliance with these requirements. If we fail to ensure such compliance or do not implement adequate policies and procedures related to voting rights of persons who are not U.S. citizens, we will be unable to operate in the United States as a United States air carrier. Once our aircraft is certified, the inability to operate as a United States air carrier could have a material adverse effect on our business, prospects, financial condition and results of operations. See “Description of Capital Stock” in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements contained or incorporated by reference in this prospectus supplement other than statements of historical fact, including without limitation statements regarding our future financial position and results of operations, our business strategy and plans, our objectives for future operations, our manufacturing strategy, our strategic partnerships, our progress towards and ability to complete FAA type certification, the development and performance of our aircraft, our expectations to carry our first passengers in 2026, any expectations regarding the type of consideration we may pay under the Blade Purchase Agreement, our ability to satisfy the conditions for closing the second tranche of the Toyota Investment, our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, and our expectations regarding the effects of the capped call transactions and the anticipated market activities of the option counterparties, and regarding the effect of the concurrent delta offering and any related transactions with the convertible arbitrage investors, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “predict,” “project,” “potential,” “seek,” “intend,” “could,” “would,” “should,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus supplement, including the inability of the parties to successfully negotiate and enter into the definitive agreements required to satisfy the conditions for closing on the second tranche of the Toyota Investment on expected terms, or at all. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus supplement or the documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.
The forward-looking statements made in, or incorporated by reference into, this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.
Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $      million (or approximately $      million if the underwriters fully exercise their over-allotment option to purchase additional notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $     million of the net proceeds to fund the cost of entering into the capped call transactions described in this prospectus supplement. We intend to use the remainder of the net proceeds from this offering, together with the net proceeds from the concurrent common stock offering described below, if it is consummated, to fund our certification and manufacturing efforts, prepare for commercial operations and for general working capital and other general corporate purposes. If the underwriters in this offering exercise their over-allotment option to purchase additional notes, then we expect to use a portion of the additional net proceeds from the sale of the additional notes to fund the cost of entering into additional capped call transactions with the option counterparties, as described in this prospectus supplement.
Our expected uses of the net proceeds from this offering represent our intentions based on our present plans and business conditions. The amounts and timing of our actual expenditures will depend on numerous factors, including our progress against certification and manufacturing milestones, the speed at which we grow our workforce, the timing of capital expenditures related to our planned manufacturing operations, as well as the amount of cash used in our operations and the actual and anticipated growth of our business. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

CAPITALIZATION
The following table presents our cash, cash equivalents and short-term investments and our capitalization as of September 30, 2025:
•on an actual basis;
•on an as adjusted basis to give effect to the October 2025 issuance and sale of 35,075,000 shares of our common stock at a price of $16.85 per share, after deducting the underwriting discounts and commissions and our offering expenses; and
•on an as further adjusted basis to give effect to the issuance and sale of (i) $        aggregate principal amount of the notes we are offering (assuming the underwriters do not exercise their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses and (ii)         shares of our common stock in the concurrent common stock offering (assuming no exercise of the option of the underwriters of the concurrent common stock offering to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming the concurrent common stock offering is consummated.
The information in the table below is illustrative only, and our capitalization following the completion of this offering and the concurrent common stock offering, if it is completed, will depend on the final terms of the offerings. Moreover, because the completion of this offering is not contingent on the completion of the concurrent common stock offering, you should not assume that the concurrent common stock offering, as reflected in the as further adjusted column in the table below, will take place.

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes.

	As of September 30, 2025
	Actual	As adjusted	As further adjusted
	(In thousands, except share and per share data)
Cash, cash equivalents and short-term investments(1)	$978,122	$1,553,779	$

Debt:
Principal amount of % convertible senior notes due 2032 we are offering(2)	$—	$—	$
Total debt	$—	$—	$

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 100,000,000 shares authorized, no shares outstanding, actual, as adjusted and as further adjusted	—	—	—
Common stock, $0.0001 par value per share; 2,800,000,000 shares authorized; 874,277,241 shares outstanding, actual; 909,352,241 shares outstanding, as adjusted; shares outstanding, as further adjusted	87	91
Additional paid-in capital(3)	3,559,790	4,135,444
Accumulated deficit	(2,664,043)	(2,664,043)
Accumulated other comprehensive gain	618	618
Total stockholders’ equity(3)	896,452	1,472,109

Total capitalization	$896,452	$1,472,109	$
________________
(1)Does not reflect our expected use of approximately $     million of the net proceeds from the offering of the notes to fund the cost of entering into the capped call transactions described in this prospectus supplement.
(2)The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.
(3)Does not reflect the capped call transactions described in this prospectus supplement. We expect the cost of entering into the capped call transactions to be reflected as a reduction to additional paid-in capital in the stockholders’ equity section of our balance sheet.

DIVIDEND POLICY
We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws and will depend on then-existing conditions, including our financial condition, results of operations, capital requirements, contractual restrictions, such as those that are included in current agreements or that may be contained in future agreements and financing instruments, business prospects and other factors our board of directors may deem relevant.

DESCRIPTION OF NOTES
We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and Wilmington Trust, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.
The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”
Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.
In this section, references to (i) “we,” “us” and “our” refer to Joby Aviation, Inc. only and not to any of its subsidiaries; and (ii) any “note” refers to any authorized denomination of a note, unless the context requires otherwise.
Generally
The notes will:
•be our senior, unsecured obligations;
•initially be limited to an aggregate principal amount of $        (or $        , if the underwriters fully exercise their over-allotment option to purchase additional notes);
•bear interest from, and including,          , 2026, at an annual rate of     %, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026;
•bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;
•mature on February 15, 2032, unless earlier repurchased, redeemed or converted;
•be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after February 20, 2029 and on or before the 26th “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a regular record date to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “—Optional Redemption”;
•be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•be convertible, at the noteholders’ option, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of               shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $      per share of our common stock), under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”;
•be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and
•initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”
The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.
Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue on, and the first interest payment date for, such additional notes). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible with other notes we issue under the indenture for purposes of federal income tax or federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”).
We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.
Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and, except as expressly provided in the indenture, only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.
Payments on the Notes
We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:
•if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•in all other cases, by check mailed to the address of such holder set forth in the note register.
To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which banking institutions in the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Registrar, Paying Agent and Conversion Agent
We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Transfers and Exchanges
For purposes of the notes, the description below under this section titled “—Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Transfer and Exchange.”
A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments. We, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.
Interest
The notes will bear cash interest at an annual rate of % (which we refer to as the “stated interest”), payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026, to the noteholders of record of the notes as of the close of business on the immediately preceding February 1 and August 1, respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “—Events of Default—Default Interest”) payable on the notes, unless the context requires otherwise.
If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before a regular record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).
Ranking
The notes will be our senior, unsecured obligations and will be:
•equal in right of payment with our existing and future senior, unsecured indebtedness;
•senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;
•effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.
The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.
Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.
As of September 30, 2025, excluding our subsidiaries and intercompany indebtedness, we had no indebtedness for borrowed money and our subsidiaries had $9.3 million of indebtedness for borrowed money, excluding other liabilities, trade payables, and intercompany liabilities.
See “Risk Factors—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”
Optional Redemption
We may not redeem the notes at our option at any time before February 20, 2029. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after February 20, 2029 and on or before the 26th scheduled trading day immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of our common stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice;

and (ii) the trading day immediately before the date we send such notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $100.0 million. In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “—Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.
The redemption date will be a business day of our choosing that is no more than 50, nor less than 30, scheduled trading days after the date we send the related redemption notice, as described below. However, if, in accordance with the provisions described below under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method,” we elect to settle all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day immediately before the related redemption date by physical settlement, then we may instead elect to choose a redemption date that is a business day no more than 45, nor less than 15, calendar days after the date we send such redemption notice.
The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.
We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.
If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.
If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 27th scheduled trading day (or, if, as described above, we irrevocably elect physical settlement for all conversions with a conversion date that occurs on or after the date we send the related redemption notice and on or before the second business day immediately before the related redemption date, the 10th calendar day) immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Redemption” and “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.
Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest described above on the redemption date).

Conversion Rights
Generally
Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into consideration that consists, at our election, of cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of              shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $      per share of our common stock).
Noteholders may convert their notes only in the circumstances described below under the caption “—When the Notes May Be Converted.”
Restrictions on Ownership of our Common Stock
Our Certificate of Incorporation provides that we will ensure we are in compliance with applicable provisions of law and regulations relating to ownership and control of a United States air carrier, including Title 49, United States Code, Section 40102 and interpretations and guidance thereof issued by the United States Department of Transportation or its successor, or as the same may be from time to time amended. As of the date of this prospectus supplement, restrictions imposed by federal law on foreign ownership of United States air transportation operations currently require that no more than 25% of an air carrier’s voting stock be voted, directly or indirectly, by persons who are not U.S. citizens. See “Description of Capital Stock—Voting Rights.”
Treatment of Interest Upon Conversion
We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “—Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:
•the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and
•the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.
However, such noteholder need not deliver such cash:
•if we have specified a redemption date that is after such regular record date and on or before the second business day immediately after such interest payment date;
•if such conversion date occurs after the regular record date immediately before the maturity date;
•if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or
•to the extent of any special interest, overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.
When the Notes May Be Converted
Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.
Conversion Upon Satisfaction of Common Stock Sale Price Condition
A noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.
Conversion Upon Satisfaction of Note Trading Price Condition
A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “—Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”
The trading price will be determined by the bid solicitation agent as described below and in the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.
We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.
Conversion Upon Specified Corporate Events
Certain Distributions
If, before November 17, 2031, we elect to:
•distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the date such distribution is first publicly announced, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “—Conversion Rate Adjustments—Generally” below); or
•distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 30 scheduled trading days before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected another settlement method to apply, including pursuant to the provision described in the third sentence under the caption “—Settlement Upon Conversion—Settlement Method” below), then we may instead elect to provide such notice at least 10 scheduled trading days before such ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and on or before the business day immediately before the ex-dividend date for such distribution (or any earlier announcement by us that such distribution will not take place) by physical settlement, and we will describe the same in the notice. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.
Certain Corporate Events
If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “—Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the business day after such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the business day after the effective date to, but excluding, the date we provide the notice.
Conversion Upon Redemption
If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the second business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).
Conversions During Free Convertibility Period
A noteholder may convert its notes at any time from, and including, November 17, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.
Conversion Procedures
To convert a beneficial interest in a global note, the owner of the beneficial interest must:
•comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);
•if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and
•if applicable, pay any documentary or other taxes as described below.
To convert all or a portion of a physical note, the holder of such note must:
•complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;
•deliver such note to the conversion agent (at which time such conversion will become irrevocable);
•furnish any endorsements and transfer documents that we or the conversion agent may require;
•if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and
•if applicable, pay any documentary or other taxes as described below.
Notes may be surrendered for conversion during a period where the notes are convertible as described herein only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.
We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion. However, if any tax or duty is due because the converting noteholder requests those shares to be registered in a name other than such noteholder’s name, then such noteholder must pay such tax or duty.
We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date,” subject to the provision described in the last sentence under the caption “—Settlement Upon Conversion—Delivery of the Conversion Consideration.”
If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note.
Settlement Upon Conversion
Generally
Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due upon conversion of any note will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 25 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “—Definitions”) that applies to the conversion.
Settlement Method
We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after November 17, 2031 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on November 17, 2031. If we elect a settlement method for a conversion with a conversion date that occurs before November 17, 2031, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. However, as described above under the captions “—Optional Redemption” and “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” we may in certain circumstances elect that physical settlement apply to all conversions with a conversion date occurring during the periods referred to under those captions. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day before the related redemption date; and (ii) if the related redemption date is on or after November 17, 2031, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after November 17, 2031.
If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default or event of default under the indenture.
The “default settlement method” will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method, to any settlement method that we are then permitted to elect, by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.
If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

Consideration Due Upon Conversion
Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:
•if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;
•if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; or
•if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in such observation period.
However, in lieu of delivering any fractional share of our common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.
If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.
Delivery of the Conversion Consideration
Except as described below under the captions “—Conversion Rate Adjustments” and “—Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, or of any note that has been called for redemption with a conversion date that occurs during the 15 calendar days preceding the related redemption date, then, solely for purposes of such conversion, unless such notes are then convertible as provided under the caption “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events” (or would be so convertible were this determination made prior to November 17, 2031) (i) we will pay or deliver, as applicable, the consideration due upon such conversion on or before the maturity date (or, if the maturity date is not a business day, the next business day), in the case of a conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, or the related redemption date, in the case of a conversion of any note that has been called for redemption with a conversion date that occurs during the 15 calendar days preceding such redemption date; and (ii) the conversion date will instead be deemed to be the second business day immediately before the date referred to in clause (i).
When Converting Noteholders Become Stockholders of Record
The person in whose name any share of our common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

Conversion Rate Adjustments
Generally
The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.
(1)Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0
where:

CRo	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OSo	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the date such distribution is first publicly announced, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS + X
OS + Y

where:

CRo	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.
To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this paragraph (2) and the provisions described above under the caption “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.
(3)Spin-Offs and Other Distributed Property.
(a)Distributions Other Than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
•dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;
•dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;
•rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;
•spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and
•a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP
SP – FMV
where:
CR0    =    the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1    =    the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP    =    the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and
FMV    =    the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.
However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.
To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(b)Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV + SP
SP
where:
CR0    =    the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1    =    the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV    =    the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and
SP    =    the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.
Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.
To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(4)Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP
SP – D
where:
CR0    =    the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1    =    the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP    =    the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and
D    =    the cash amount distributed per share of our common stock in such dividend or distribution.
However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP × OS1)
SP × OS0
where:
CR0    =    the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1    =    the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC    =    the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0    =    the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1    =    the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP    =    the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;
provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:
•except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;
•the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;
•the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;
•the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;
•solely a change in the par value of our common stock; or
•accrued and unpaid interest on the notes.
Notice of Conversion Rate Adjustments
Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Voluntary Conversion Rate Increases
To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.
Tax Considerations
A holder or beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) due on such distribution or otherwise due with respect to the notes may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States Federal Income Tax Considerations.”

The Deferral Exception
If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) November 17, 2031. We refer to our ability to defer adjustments as described above as the “deferral exception.”
Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event
Notwithstanding anything to the contrary, if:
•a note is to be converted pursuant to physical settlement or combination settlement;
•the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;
•the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and
•such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.
Notwithstanding anything to the contrary, if:
•a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;
•a note is to be converted pursuant to physical settlement or combination settlement;
•the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;
•the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and
•such shares would be entitled to participate in such dividend or distribution,

then:
•in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of our common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and
•in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.
Stockholder Rights Plans
If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan in effect.
Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change
Generally
If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

Make-Whole Fundamental Change Effective Date	Stock Price
	$	$	$	$	$	$	$	$
, 2026
February 15, 2027
February 15, 2028
February 15, 2029
February 15, 2030
February 15, 2031
February 15, 2032
If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:
•if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two make-whole fundamental change effective dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later make-whole fundamental change effective dates in the table above, based on a 365- or 366-day year, as applicable; and
•if the stock price is greater than $      (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $      (subject to adjustment in the same manner), per share of our common stock, then no additional shares of our common stock will be added to the conversion rate.
Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds         shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”
For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called for redemption, and not with respect to the notes not called for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “—Optional Redemption.”
As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “—Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.
Adjustment of Stock Prices and Number of Additional Shares
The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”
Notice of Make-Whole Fundamental Change
We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the captions “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and “—Optional Redemption.”
Enforceability
Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event
Generally
If there occurs any:
•recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
•consolidation, merger, combination or binding or statutory share exchange involving us;
•sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or
•other similar event,
in each case, as a result of which our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,
•from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (or depositary receipts representing common equity), if any, forming part of such reference property;
•if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the fifth business day after the relevant conversion date; and
•for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.
We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.
Execution of Supplemental Indenture
At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, including the right of noteholders to require us to repurchase their notes upon a fundamental change as described under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes,” that we reasonably determine are appropriate to preserve the economic interests of noteholders.
Notice of Common Stock Change Event
We will provide notice of each common stock change event to noteholders no later than the second business day after the effective date of the common stock change event.
Exchange in Lieu of Conversion
Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.
Equitable Adjustments to Prices
Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs over an observation period, we will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.
Fundamental Change Permits Noteholders to Require Us to Repurchase Notes
Generally
If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.
Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.
A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.
Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon a fundamental change in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.

Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.
No Repurchase Right in Certain Circumstances
Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:
•the reference property of such common stock change event consists entirely of cash in U.S. dollars;
•immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and
•we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.
We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
Consolidation, Merger and Asset Sale
For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger and Sale of Assets.”
We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:
•the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “—Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and
•immediately after giving effect to such business combination event, no “default” (as defined below under the caption “—Definitions”) will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.
Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets (other than by merger or consolidation) between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”). For the avoidance of doubt, in the case of any such transfer, the transferee shall not succeed to, and we shall not be discharged from, our obligation under the notes or the indenture.
The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.
Events of Default
For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default.”
Generally
An “event of default” means the occurrence of any of the following:
(1)a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;
(2)a default for 30 consecutive days in the payment when due of interest on any note;
(3)our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events,” if (other than in the case of any notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions”) (x) except as set forth in sub-clause (y), such failure is not cured within five days after its occurrence or (y) in the case of any notice pursuant to the provisions described under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events,” such failure is not cured within two days after its occurrence;
(4)a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence;
(5)a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;
(6)a default in any of our obligations or agreements under the notes or under the indenture with respect to the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;
(7)a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for borrowed money of at least $175,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:
•constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or
•results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and
(8) certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.
Acceleration
If an event of default described in paragraph (8) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (8) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.
Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.
Waiver of Past Defaults
A default that is (or, after notice, passage of time or both, would be) an event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder) can be waived only with the consent of each affected noteholder. Each other default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.
Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs
For the avoidance of doubt, and without limiting the manner in which any default can be cured,
•a default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

•a default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “—Default Interest”) thereon; and
•a default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such default.
In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.
Notice of Defaults
If a default occurs, then we will, within 30 days after its first occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee annually with a certificate as to whether any defaults have occurred or are continuing. If a default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default in the payment of the principal of, or interest on, any note, or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default is cured or waived.
Limitation on Suits; Absolute Rights of Noteholders
Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:
•such noteholder has previously delivered to the trustee notice that an event of default is continuing;
•noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;
•such noteholder(s) offer and, if requested, provide to the trustee security and indemnity reasonably satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;
•the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and
•during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.
However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “—Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price or redemption price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.
Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders (provided, that the trustee will not have an affirmative obligation to determine whether any such direction is unduly prejudicial to the rights of other noteholders) or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.
Default Interest
Payments of any cash amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the rate per annum at which stated interest accrues on the notes. We refer to such interest, if any, as “default interest.”
Special Interest as Sole Remedy for Certain Reporting Defaults
Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.
Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.
To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.
Modification and Amendment
For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification and Waiver.”
We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:
•reduce the principal, or change the stated maturity, of any note;
•reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;
•reduce the rate, or extend the time for the payment, of interest on any note;
•make any change that adversely affects the conversion rights of any note;

•impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price or redemption price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;
•change the ranking of the notes;
•make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;
•reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or
•make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.
For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may change the amount or type of consideration due on any note (whether on an interest payment date, redemption date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.
Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:
•cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;
•add guarantees with respect to our obligations under the indenture or the notes;
•secure the notes;
•add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;
•provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;
•enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;
•irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method”;
•evidence or provide for the acceptance of the appointment of a successor trustee;
•conform the provisions of the indenture and the notes to this “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;
•provide for or confirm the issuance of additional notes pursuant to the indenture;
•provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

•comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture, or any related supplemental indenture, under the Trust Indenture Act, as then in effect; or
•make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.
Exchange Act Reports
We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than Form 8-K reports) within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any such report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, we will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.
The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.
Discharge
For purposes of the notes, the description below under this section titled “—Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.”
Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.
Calculations
Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAP, the trading price, accrued interest on the notes, the redemption price, the fundamental change repurchase price and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and to any noteholder upon written request.
Trustee
The trustee under the indenture is Wilmington Trust, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement, the accompanying prospectus or the related documents. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.
Notices
We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.
No Personal Liability of Directors, Officers, Employees and Stockholders
For purposes of the notes, the description below under this section titled “—No Personal Liability of Directors, Officers, Employees and Stockholders” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—No Personal Liability of Directors, Officers, Employees or Securityholders.”
No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.
Governing Law; Waiver of Jury Trial
For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Governing Law.”
The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.
Submission to Jurisdiction
For purposes of the notes, the description below under this section titled “—Submission to Jurisdiction” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Governing Law.”
Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.
“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Close of business” means 5:00 p.m., New York City time.
“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.
“Conversion rate” initially means          shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.
“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.
“Daily conversion value” means, with respect to any VWAP trading day, one-25th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.
“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 25.
“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.
“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “JOBY <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.
“Default interest” has the meaning set forth above under the caption “—Events of Default—Default Interest.”
“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.
“DTC” means The Depository Trust Company.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;
(ii)the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);
(iii)our stockholders approve any plan or proposal for our liquidation or dissolution; or
(iv)our common stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);
provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
For the avoidance of doubt, references to our “common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “—Conversion Rights—Effect of Common Stock Change Event—Generally” above.
“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters.
“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any redemption notice pursuant to the provisions described above under the caption “—Optional Redemption”; provided, however, that the sending of any such redemption notice will constitute a make-whole fundamental change only with respect to the notes called for redemption pursuant to such notice and not with respect to any other notes.
“Make-whole fundamental change conversion period” has the following meaning:
(i)in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and
(ii)in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the second business day immediately before the related redemption date;
provided, however, that if the conversion date for the conversion of a note that has been called for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.
“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).
“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
“Maturity date” means February 15, 2032.
“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before November 17, 2031, the 25 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the second business day before the related redemption date, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after November 17, 2031, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before the maturity date.
“Open of business” means 9:00 a.m., New York City time.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event if either (i) such business combination event is an exempted fundamental change; or (ii) both of the following conditions are satisfied: (1) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; and (2) such business combination event constitutes a common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) the direct or indirect parent of such limited liability company, limited partnership or other similar entity.
“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “—Optional Redemption.”
“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $175,000,000.
“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).
“Stated interest” has the meaning set forth above under the caption “—Interest.”
“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of

“fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.
“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.
“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
For purposes of the notes, the description below under this section titled “—Book Entry, Settlement and Clearance” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Global Securities.”
Global Notes
The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:
•upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Book-Entry Procedures for Global Notes
All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•will not be entitled to have notes represented by the global note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the notes under the indenture for any purpose.
As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.
Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. None of us, the trustee or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Notes
A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:
•DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;
•an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or
•we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF THE CONCURRENT CAPPED CALL TRANSACTIONS
In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions will initially cover, subject to anti-dilution adjustments, the number of shares of our common stock underlying the notes.
We intend to use approximately $       million of the net proceeds from this offering to fund the cost of entering into the capped call transactions. If the underwriters in this offering exercise their over-allotment option to purchase additional notes, then we expect to use a portion of the additional net proceeds from the sale of the additional notes to fund the cost of entering into additional capped call transactions with the option counterparties.
The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.
We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but we will be entitled to receive from them an aggregate amount of cash and/or number of shares of our common stock generally based on the amount, if any, by which the market price of our common stock, as measured under the terms of the capped call transactions, exceeds the strike price of the capped call transactions during the 25 trading day period beginning on the 26th scheduled trading day prior to the maturity date of the notes. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during such 25 trading day period, the number of shares of our common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped by calculating the settlement amount as if the market price of the shares of our common stock were the cap price.
For any conversions of the notes prior to November 17, 2031, any repurchase of the notes by us on any fundamental change repurchase date, any redemption date or any other date on which we retire any notes, under certain circumstances we may, at our option, exercise our option to terminate the relevant portion of the capped call transactions. Upon such termination, we expect to receive from the option counterparties a number of shares of our common stock, or, if we so elect subject to certain conditions, an amount of cash, in each case, with a value equal to the fair value of such portion of the relevant capped call transactions being terminated, as calculated in accordance with the terms of the relevant capped call transaction.
The cap price of the capped call transactions will initially be $     per share, which represents a premium of approximately     % above the public offering price of $       per share in the concurrent delta offering and is subject to certain adjustments under the terms of the capped call transactions.
The capped call transactions are separate transactions to be entered into by us with the option counterparties, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.
For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriters—Capped Call Transactions” and “Risk Factors—The capped call transactions may affect the value of the notes and the market price of our common stock.”

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and our amended and restated bylaws (as amended, the “Bylaws”), which have been publicly filed with the SEC. See the section titled “Where You Can Find More Information; Incorporation by Reference.”
Authorized Capitalization
General
The total amount of Joby Aviation’s authorized capital stock consists of:
•2,800,000,000 shares of our common stock, par value $0.0001 per share, and
•100,000,000 shares of our preferred stock, par value $0.0001 per share.
Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of Joby Aviation.
Common Stock
Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of Joby Aviation’s securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.
Voting Rights
Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, except as provided by our Certificate of Incorporation and outlined below. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights. In addition, the affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our Certificate of Incorporation, such as the provisions relating to our classified board, stockholder action by written consent, stockholder action by special meeting, and director indemnification and liability.
Our Certificate of Incorporation provides that we will ensure we are in compliance with applicable provisions of law and regulations relating to ownership and control of a United States air carrier, including Title 49, United States Code, Section 40102 and interpretations and guidance thereof issued by the United States Department of Transportation or its successor, or as the same may be from time to time amended. Our Bylaws contain provisions to ensure United States ownership interest in, and actual control of, the air carrier, free from non-citizen ownership, control, and influence. Pursuant to such provisions, we or a designated transfer agent shall maintain a Foreign Stock Record for registered common stock known to us to be owned and/or controlled by non-U.S. citizens, we will not operate under a Federal Aviation Administration Part 135 air carrier or operating certificate unless in compliance with applicable requirements for such certificate and we will implement policies and procedures to ensure compliance with these requirements.
Dividend Rights
Each holder of shares of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Other Rights
Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Anti-takeover Effects of our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Joby Aviation. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Joby Aviation to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.
Special Meetings of Stockholders
Our Certificate of Incorporation provides that a special meeting of stockholders may only be called by or at the discretion of (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, and not by our stockholders, and any such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting.
Action by Written Consent
Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Classified Board of Directors
Our Certificate of Incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares our voting stock entitled to vote at an election of directors.

Undesignated Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue undesignated preferred stock with voting or other rights or preferences as designated from time to time by our board of directors.
Delaware Anti-Takeover Statute
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under our Certificate of Incorporation, we have elected not to be governed by Section 203 of the DGCL, and instead have adopted a similar provision regarding takeovers by interested stockholders.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Amendment of the Certificate of Incorporation and Bylaws
Our board of directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of our stockholders entitled to vote with respect thereto to adopt, amend or repeal the Bylaws. Our stockholders have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of our stock required by applicable law or by our Certificate of Incorporation or Bylaws, the adoption, amendment or repeal of our Bylaws by our stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our voting stock entitled to vote generally in an election of directors.
Additionally, the vote of at least 66 ⅔ of the total voting power of our outstanding shares entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our Certificate of Incorporation, including those relating to the terms of our authorized preferred stock (Article V(B)), the authority and composition of our board of directors (Article VII), special meetings of our stockholders and the ability of our stockholders to act by written consent (Article VIII), limitation of liability of our directors (Article IX), restrictions similar to Section 203 of the DGCL (Article X), our obligation to indemnify our directors and officers to the fullest extent permitted by law (Article XI), exclusive jurisdiction of certain legal proceedings involving our stockholders (Article XII), and restrictions on ownership or control by non-citizens (Article XIV).
Limitations on Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Exclusive Jurisdiction of Certain Actions
Our Certificate of Incorporation provides that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders, (C) any action arising pursuant to any provision of the DGCL, the Bylaws or Certificate of Incorporation (as either may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; (iii) notwithstanding the foregoing, the forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; and (iv) any person or entity purchasing or otherwise acquiring any interest in any security of Joby Aviation will be deemed to have notice of and consented to these provisions.
Although the Certificate of Incorporation contains the forum selection provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such forum selection provisions as written in connection with claims arising under the Securities Act.
Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following describes certain U.S. federal income tax consequences of the ownership, conversion and disposition of the notes and the ownership and disposition of the shares of our common stock into which the notes may be converted. This discussion applies only to notes that are purchased by those initial investors who purchase notes in this offering at the “issue price,” which will equal the first price at which a substantial amount of the notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and applies only to notes (and any shares of common stock into which they are convertible) that are held as “capital assets,” which is generally property held for investment.
This discussion does not describe all of the U.S. federal tax consequences that may be relevant to you in light of your particular circumstances, such as consequences arising under the federal estate and gift tax, any minimum tax or the Medicare tax on net investment income or the consequences to you if you are an accrual-method taxpayer that is required to conform the timing of recognition of items of income to an “applicable financial statement” under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or differing tax consequences applicable to you if you are a beneficial owner of notes or common stock subject to special rules, such as:
•one of certain financial institutions, regulated investment companies or real estate investment trusts;
•an insurance company;
•a dealer or trader in securities subject to a mark-to-market method of tax accounting with respect to the notes or our common stock;
•a person holding notes or our common stock as part of a “straddle,” integrated transaction or similar transaction or a person deemed to sell notes or common stock under the constructive sale provisions of the Code;
•a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•a controlled foreign corporation, a foreign controlled foreign corporation or passive foreign investment company;
•an entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes, and any investor in such entity; or
•a tax-exempt entity.
If you are an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes that holds notes or common stock, the U.S. federal income tax treatment of a partner in that partnership will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding notes or common stock and partners in those partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences to them of owning, converting and disposing of the notes or owning and disposing of the common stock.
The remainder of this summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all in effect as of the date hereof, and changes or differing interpretations to any of which, subsequent to the date of this offering memorandum, may affect the tax consequences described herein, possibly on a retroactive basis. There can be no assurance that the IRS or a court will not take a contrary position to that described herein.
If you are considering the purchase of notes, you should consult your tax adviser regarding the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under other U.S. federal tax laws (including estate and gift tax laws), under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

Tax Consequences to U.S. Holders
This section applies to you if you are a U.S. Holder. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note or share of our common stock that is, or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
The Notes
Certain Additional Payments
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes and/or to make payments in advance of their scheduled times. We intend to take the position that the possibility of these additional payments, and/or that the timing of a payment may differ from its scheduled time, does not result in the notes being treated as “contingent payment debt instruments” under the applicable Treasury regulations. Assuming our position is correct, if we become obligated to make an additional payment and/or a payment in advance of its scheduled time, you should be required to include the amount of the payment in income at the time it is received (or constructively received) or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. Our position is binding on you, unless you disclose a contrary position in the proper manner to the IRS, but is not binding on the IRS. If the IRS were to take a position contrary to ours and the notes were treated as contingent payment debt instruments, you would be required to accrue interest income based upon a “comparable yield,” regardless of your method of tax accounting. That yield would be higher than the stated interest rate on the notes. In addition, any gain on the sale, exchange, redemption or other taxable disposition of a note (including the conversion of a note) would be treated as ordinary income. You should consult your tax adviser regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments of Interest
Stated interest paid on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Upon the sale, exchange, redemption or other taxable disposition of a note (including a conversion solely into cash as described below and/or an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”), you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of the note, increased by the amounts of any deemed distributions that are treated as dividends, as described below under “—Constructive Distributions.” For these purposes, the amount realized will include the amount of any cash and the fair market value of any other property received for the note, but will not include any amount attributable to accrued interest, which will be treated as interest as described above under “—Payments of Interest.”
Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Conversion into Cash
If you convert a note and receive from the Company solely cash, the conversion will be treated as a taxable disposition and taxed as described under “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes” above.
Conversion into Common Stock
If you convert a note and receive from the Company solely our common stock (and cash in lieu of a fractional share of common stock), you will generally not recognize gain or loss on the conversion, except that (i) the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share) and (ii) the fair market value of any common stock received with respect to accrued interest will be taxed as a payment of interest (as described above under “—Payments of Interest”).
Your tax basis in the common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted. Your tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received. Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.
Your holding period for the common stock received will include your holding period for the note that was converted, except that the holding period of any common stock received with respect to accrued interest will begin on the day after the date of receipt.
Conversion into Common Stock and Cash
If you convert a note and receive a combination of common stock and cash, the tax treatment of that conversion is not entirely clear.
A conversion of a note into a combination of common stock and cash could be treated as a recapitalization for U.S. federal income tax purposes. The conversion can only be treated as a recapitalization if the notes are treated as “securities” for U.S. federal income tax purposes. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are less likely to be treated as “securities.” In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the holder’s possible equity participation in the issuer.
If recapitalization treatment applies, you would generally recognize capital gain, but not loss, equal to the excess of the sum of the fair market value of the common stock (including any fractional share deemed received) and cash received (other than any cash received in lieu of a fractional share, and other than amounts attributable to accrued interest, which will be treated as interest and will be taxed as described above under “— Payments of Interest”) over your adjusted tax basis in the note, but in no event would the capital gain recognized exceed the amount of cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share). In these circumstances, your tax basis in the common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share deemed received) would equal the adjusted tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). Your tax basis in the common stock received with respect to accrued interest would equal the fair market value of the stock received.

An alternative characterization would treat the cash payment received on conversion of a note (other than cash attributable to accrued interest or received in lieu of a fractional share) as proceeds from a sale of a portion of the note, which would be taxed in the manner described under “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes” above. Under this alternative characterization, you would not recognize gain or loss with respect to our common stock received (other than common stock attributable to accrued interest or gain or loss with respect to cash received in lieu of a fractional share). In this case, your adjusted tax basis in the note would generally be allocated pro rata between the portion of the note deemed to be exchanged for our common stock (including any fractional share deemed received) and the portion that was treated as sold for cash (excluding cash in lieu of a fractional share and amounts attributable to accrued but unpaid interest), in accordance with their fair market values.
Any capital gain recognized by you upon conversion of a note will be long-term capital gain if at the time of conversion the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. Your holding period for common stock received upon conversion will include the period during which you held the note, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.
The receipt of cash in lieu of a fractional share will result in capital gain or loss, measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share. Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock received upon conversion (as determined in the manner described above) between the common stock actually received and the fractional share deemed to be received, in accordance with their respective fair market values. Any such capital gain or loss generally will be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.
A U.S. Holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest and is subsequently required to present funds equal to the amount of such payment upon conversion, as described above under the heading “Description of Notes—Conversion Rights—Treatment of Interest Upon Conversion,” should consult its own tax adviser concerning the appropriate treatment of such payments.
You should consult your tax adviser regarding the tax treatment of the receipt of cash and common stock for notes upon conversion.
Exchange in Lieu of Conversion
If we make an exchange election (as described above under “Description of Notes—Conversion Rights— Exchange in Lieu of Conversion”), your surrender of notes to the designated financial institution and receipt of cash, common stock or a combination of cash and shares of our common stock will not be treated as a conversion. Instead, the surrender and receipt will be treated as a taxable disposition of the notes, as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.” In this case, your tax basis in any common stock received will equal the fair market value of the stock on the date of the exchange, and your holding period in any common stock received will begin on the day after the date of the exchange.
Constructive Distributions
We may adjust the conversion rate of the notes in certain circumstances. Under the Code and applicable Treasury regulations, adjustments that have the effect of increasing a holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the beneficial owner of the note, even though no cash or other property is received. If we make a distribution of cash or property to stockholders and the conversion rate of the notes is increased pursuant to the anti-dilution provisions of the indenture, that increase will generally be deemed to be a distribution to you. In addition, any other increase in the conversion rate of the notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change or for notes called (or deemed called) that are converted in connection with such notice of redemption, as applicable) may, depending on the circumstances, be deemed to be a distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to you.

In certain circumstances, the failure to adjust (or to adjust properly) the conversion rate of the notes may result in a taxable distribution to beneficial owners of notes if, as a result of the failure, the proportionate interest of the note holders in our assets or earnings and profits is increased.
Any deemed distribution will be taxed as a dividend to the extent of our current or accumulated earnings and profits, generally in the same manner as an actual distribution on our common stock. See “Common Stock—Taxation of Distributions” below. However, it is not entirely clear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate beneficial owners or for the dividends-received deduction applicable to certain dividends paid to corporate beneficial owners. Generally, your adjusted tax basis in your notes will be increased by the amount of any deemed distributions that are treated as dividends. You should consult your tax adviser regarding the tax consequences of receiving constructive distributions.
In 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to withhold (including as required under the backup withholding rules) in respect of deemed distributions and, if there is no associated cash payment, may withhold the required amounts from payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of such holder and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of the notes (including holders of the notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and beneficial owners of notes and withholding agents may rely on them prior to that date under certain circumstances.
Possible Effect of a Consolidation, Merger or Change in Conversion Consideration
In certain situations, we may consolidate or merge into another entity, as described above under “Description of Notes—Consolidation, Merger and Asset Sale,” or undergo a transaction of the type described above under “Description of Notes—Conversion Rights—Effect of Common Stock Change Event.” Depending on the circumstances, a change in the obligor of the notes or a change in the conversion consideration as a result of any such consolidation, merger or other transaction could result in a deemed taxable exchange to you, and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss or other consequences to you. Whether or not the notes are subject to a deemed taxable exchange as a result of such adjustment, a change in the conversion consideration to be delivered to you upon the conversion of a note could affect the tax consequences of the conversion. For example, conversion of a note into shares of an entity other than the obligor may be a taxable event. You should consult your tax adviser regarding the U.S. federal income tax consequences of these transactions.
Common Stock
Taxation of Distributions
Any distributions we make on our common stock, other than certain pro rata distributions of common stock, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will generally be includible in your income and taxable as ordinary income when received. However, if you are a non-corporate U.S. Holder, dividends received by you generally will be eligible to be taxed at reduced rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. Holder, dividends received by you will be eligible for the dividends- received deduction if you meet certain holding period and other applicable requirements. If a distribution exceeds our current and accumulated earnings and profits, the excess will first be treated as a tax-free return of your investment, up to your tax basis in the common stock, and any remaining excess will be treated as a capital gain.

Sale or Other Taxable Disposition of Common Stock
For U.S. federal income tax purposes, gain or loss you realize on the sale or other taxable disposition of common stock will generally be capital gain or loss, and will be long-term capital gain or loss if you held the common stock for more than one year at the time of the disposition. The amount of your gain or loss will equal the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
Information returns are required to be filed with the IRS in connection with payments of interest and constructive distributions (if any) on the notes, distributions on the common stock and the proceeds from a sale or other disposition of the notes or the common stock, unless you are an exempt recipient and, if requested, certify as to that status. You may also be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note or a share of our common stock that is:
•a nonresident alien individual;
•a foreign corporation; or
•a foreign estate or trust.
You are not a Non-U.S. Holder if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the notes or common stock, or if you are one of certain former citizens or former residents of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning, converting and disposing of the notes or owning and disposing of common stock.
Payments on the Notes
Subject to the discussions of backup withholding and FATCA below, payments of principal and interest on the notes to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest:
•you do not own, actually or constructively (including pursuant to the conversion feature of the notes or otherwise), 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•you (i) certify on a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form), under penalties of perjury, that you are not a United States person or (ii) hold the notes through certain foreign intermediaries and the foreign intermediaries satisfy the certification requirements of the applicable Treasury regulations; and
•the interest is not effectively connected with your conduct of a trade or business in the United States as described below.
If you fail to satisfy any one of the first three requirements described above and interest on the notes is not exempt from withholding because it is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, unless you satisfy certain requirements to establish your eligibility for a lower rate under an applicable tax treaty, such as by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) to the applicable withholding agent.
Sale, Exchange or Other Disposition of Notes or Shares of Common Stock
Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of a note or our common stock (including an exchange of a note with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion rights—Exchange in Lieu of Conversion,” or the conversion of a note into cash or into a combination of our common stock and cash) unless:
•the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you);
•you are a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•an interest in our common stock or notes constitutes a U.S. real property interest (a “USRPI”) by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our notes or common stock, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.
Non-U.S. Holders should consult their tax advisers regarding any applicable tax treaties that may provide for different rules.
Conversion of Notes
A conversion of a note into common stock or a combination of common stock and cash may be treated for U.S. federal income tax purposes as a non-taxable exchange or, alternatively, may give rise to gain recognized on the disposition of a note or a fractional share, as described above under the heading “Tax Consequences to U.S. Holders—The Notes—Conversion into Common Stock” and “Tax Consequences to U.S. Holders—The Notes—Conversion into Common Stock and Cash.” A conversion of a note into solely cash will be treated as a taxable exchange, as described above under “Tax Consequences to U.S. Holders—The Notes—Conversion into Cash.” However, any gain recognized would be subject to tax only to the extent described under “—Sale, Exchange or Other Disposition of Notes or Shares of Common Stock” above. Any amounts (including common stock) that you receive on a conversion of a note that are attributable to accrued interest will be treated as interest and may be subject to U.S. federal income or withholding tax in accordance with the rules described above under “—Payments on the Notes.”

Dividends and Constructive Distributions
Amounts treated as dividends (including constructive dividends on the notes, if any, described above under “Tax Consequences to U.S. Holders—The Notes—Constructive Distributions”) paid or deemed to be paid to you generally will be subject to U.S. federal withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. You will not be subject to such withholding tax if you provide a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base), as described below under “—Effectively Connected Income.” In order to obtain a reduced rate of withholding pursuant to a treaty, you will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying your entitlement to benefits under the treaty. In the case of any constructive dividend, it is possible that the U.S. federal withholding tax (including backup withholding) on the constructive dividend would be withheld from or set off against subsequent interest payments and payments received upon conversion, repurchase, redemption or maturity of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds payable to you or your other funds or assets.
Effectively Connected Income
If interest, constructive dividends or gain on a note or dividends or gain on our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), you will generally be taxed on that income in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest or dividends discussed above, although you will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in order to claim an exemption from withholding. You should consult your tax adviser regarding other U.S. tax consequences of the ownership, conversion and disposition of the notes or the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Backup Withholding and Information Reporting
Information returns are required to be filed with the IRS in connection with payments of interest and constructive distributions on the notes and distributions on the common stock. Unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock and you may be subject to backup withholding on payments and constructive dividends on the notes and dividends on the common stock or on the proceeds from a sale or other disposition of the notes or common stock. Copies of these information returns generally will be delivered to you, and may also be made available to the tax authority in the country in which you reside, under the provisions of an applicable income tax treaty. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above under “—Payments on the Notes” will avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code and Treasury regulations promulgated thereunder (commonly referred to as “FATCA”) impose withholding of 30% on payments of interest or dividends (including constructive dividends) on, and (subject to the proposed regulations discussed below) proceeds from sales or dispositions of, notes or shares of our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If any withholding is imposed, and if you are not a foreign financial institution, you generally may claim a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. Proposed regulations would eliminate the requirements under FATCA in respect of withholding on gross proceeds from sales or dispositions of notes or shares of our common stock, and the preamble to the proposed regulations provides that taxpayers may rely on these proposed regulations pending their finalization. You should consult your tax adviser regarding the implications of FATCA.

THE CONCURRENT OFFERINGS
Concurrent Common Stock Offering
Concurrently with this offering and pursuant to a separate prospectus supplement, we are offering         shares of our common stock at a public offering price of $     per share, which we refer to as the “concurrent common stock offering.” We have granted the underwriters of the concurrent common stock offering a 30-day option to purchase up to an additional         shares of our common stock. The aggregate proceeds from the offerings are anticipated to be $1,000,000,000. We estimate that the net proceeds to us from the concurrent common stock offering, if it is consummated, will be approximately $      million (or approximately $      million if the underwriters of the concurrent common stock offering fully their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.
The completion of this offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of this offering or the completion of the concurrent delta offering. Accordingly, you should not assume that the concurrent common stock offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent common stock offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent common stock offering. The prospectus supplement for the concurrent common stock offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement.
Concurrent Delta Offering
In addition, concurrently with this offering and pursuant to a separate prospectus supplement, the delta underwriter is offering            shares of our common stock at a public offering price of $       per share, to facilitate hedging transactions by convertible arbitrage investors in the notes. The number of shares of our common stock subject to the concurrent delta offering will depend on what portion of convertible arbitrage investors desire to hedge their investment in the notes offered in this offering and is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (or its affiliates) and certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equal notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with the offering of the notes, in each case, with a view for the delta underwriter to initially offer part of the shares of common stock directly to the public at a price of $      per share of common stock and part to certain dealers at a price that represents a concession not in excess of $      per share under the public offering price. After the initial offering of the shares of common stock in the concurrent delta offering, the offering price and other selling terms may from time to time be varied by the delta underwriter.
We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. The concurrent delta offering and the offering of the notes are contingent upon one another.
The completion of the concurrent delta offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of the concurrent delta offering.

UNDERWRITERS
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, BofA Securities, Inc. and Allen & Company LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes indicated below:

Name	Principal Amount of Notes
Morgan Stanley & Co. LLC	$
BofA Securities, Inc.
Allen & Company LLC
Goldman Sachs & Co. LLC
Total:
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the notes set forth in the table above subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions, including the consummation of the concurrent delta offering. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. However, the underwriters are not required to take or pay for the notes covered by the underwriters’ option to purchase additional notes described below.
The underwriters initially propose to offer the notes directly to the public at the offering price listed on the cover page of this prospectus supplement or to certain dealers at that price less a concession not in excess of       % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $         principal amount of the notes at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued or sold on the same terms and conditions as the other notes that are the subject of this offering.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Paid by Us
	No Exercise	Full Exercise
Per Note	%	%
Total	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $        . We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $       . The underwriters have agreed to reimburse certain of our expenses in connection with the offering.

General
The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.
Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.
We and all directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “Restricted Period”):
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock;
•make any demand for, exercise any right with respect to or file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; or
•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock;
whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph do not apply to:
(a)the sale of the notes to the underwriters or the issuance of any shares of common stock upon the conversion thereof;
(b)our sale of shares to the underwriters pursuant to the concurrent common stock offering;
(c)our registration of any common stock offered in the concurrent delta offering;
(d)our entry into, exercise of rights and performance of obligations under, and any termination of, the capped call transactions described in this prospectus supplement;
(e)our issuance of shares of common stock upon the settlement of a restricted stock unit or the exercise of an option, a warrant or equity award the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;
(f)our grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of securities (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of us pursuant to the terms of an equity compensation plan in effect as of the date of this prospectus supplement and described in this prospectus supplement (including the documents incorporated by reference herein);

(g)our facilitating the establishment or renewal of any trading plan on behalf of a shareholder, officer or director of the company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (a “10b5-1 Plan”), provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment or renewal of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period;
(h)our filing of a Registration Statement on Form S-8 relating to a shares-based compensation plan of us and our subsidiaries, inducement award or employee share purchase plan that is disclosed in the Registration Statement and this prospectus supplement (in each case, including the documents incorporated by reference therein) or any assumed employee benefit plan contemplated by clause (f) below;
(i)our sale or issuance of or entry into an agreement providing for the sale or issuance of common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock in connection with (x) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock pursuant to any such agreement or (y) our joint ventures, commercial relationships and other strategic transactions, provided that (i) the aggregate number of shares of common stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock that we may sell or issue or agree to sell or issue pursuant to this clause (f) shall not exceed 10% of the total number of shares of common stock outstanding immediately after the completion of this offering and (ii) such recipients enter into a lock-up agreement;
(j)our issuance of up to 49,701,789 shares of common stock pursuant to the terms of the Toyota Purchase Agreement;
(k)the registration of shares of common stock pursuant to the terms of any registration rights of our stockholders, including under the Toyota Purchase Agreement; or
(l)the registration and issuance of shares of common stock in connection with an “at-the-market” equity offering program, provided that no shares may be issued under such program for the first 30 calendar days after the date of this prospectus supplement.
In relation to our directors and officers, the restrictions described above do not apply to:
(a)transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the notes; provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of our common stock or other securities acquired in such open market transactions;
(b)transfers of shares of common stock or any security convertible into common stock as a bona fide gift or charitable contribution; provided that (i) each donee shall sign and deliver a lock-up agreement and (ii) any such transfer shall not involve a disposition for value;
(c)transfers or distributions of shares of common stock or any security convertible into common stock (i) by will or intestacy or to any immediate family or to a trust whose beneficiaries consist exclusively of one or more of the director or officer and/or any immediate family, (ii) to limited partners, members, stockholders or holders of similar equity interests of the director or officer or (iii) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the director or officer, or to any investment fund or other entity controlled or managed by the director or officer or affiliates of the director or officer; provided that (i) each transferee or distributee shall sign and deliver a lock-up agreement, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be voluntarily made during the Restricted Period, (iii) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers or dispositions in this clause (c), it shall clearly indicate that the filing relates to the circumstances described in this clause (c), including that the securities remain subject to the terms of the lock-up agreement and (iv) any such transfer or distribution shall not involve a disposition for value;
(d)transfers of common stock or any security convertible into or exercisable or exchangeable for common stock by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (x) the filing relates to the circumstances described in this clause (d) and (y) no securities were sold by the filer, and (ii) no other public filing or report regarding such transfers during the Restricted Period is effected;
(e)transfers or dispositions of shares of common stock or any securities convertible into common stock to us, or sales or dispositions of shares of common stock in the open market, upon a vesting or settlement event of restricted stock units or other securities or upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis, in each case pursuant to any equity award plan described in this prospectus and to the extent permitted by the instruments representing such securities outstanding as of the date of the prospectus supplement (and solely to cover tax obligations in connection with such transaction and any transfer to us for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, as a result of such transaction); provided that (i) the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to the terms of the lock-up agreement, (ii) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (iii) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers or dispositions in this clause (e), it shall clearly indicate that the filing relates to the circumstances described in this clause (e), including that the securities remain subject to the terms of the lock-up agreement;
(f)transfers to us in connection with the repurchase of common stock in connection with the termination of the director or officer’s service to us pursuant to contractual agreements with us as in effect as of the date of the prospectus supplement; provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;
(g)(i) any sale of common stock pursuant to a 10b5-1 Plan established prior to the date hereof, provided that to the extent a public announcement or filing under the Exchange Act is required or voluntarily made regarding sales made under such plan during the Restricted Period, such announcement or filing shall include a statement to the effect that the sale of the common stock is being made pursuant to a 10b5-1 Plan established prior to the date hereof, and (ii) facilitating the establishment or renewal of any 10b5-1 Plan on behalf of a shareholder, officer or director of the company, provided that (x) such plan does not provide for the transfer of common stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment or renewal of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period; or
(h)transfers pursuant to a bona fide third-party tender offer for all our outstanding common stock, merger, consolidation or other similar transaction approved by our board of directors and made to all holders of our securities involving a change of control (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the director or officer may agree to transfer, sell, tender or otherwise dispose of common stock or other such securities in connection with such transaction, or vote any common stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the director or officer shall remain subject to the terms of the lock-up agreement.
Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or the notes. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of notes available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of the notes compared to the price available under the option. The underwriters may also sell notes in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating the notes offering, the underwriters may bid for, and purchase, our common stock or the notes in the open market to stabilize the price of our common stock or notes. These activities may raise or maintain the market price of our common stock and/or the notes above independent market levels or prevent or retard a decline in the market price of our common stock and/or the notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a portion of the aggregate principal amount of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters of this offering are serving as underwriters in the concurrent common stock offering or concurrent delta offering. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, we have entered into an equity distribution agreement with Morgan Stanley & Co. LLC and Allen & Company LLC, who act as sales agents under our at-the-market program, pursuant to which we may, from time to time, issue and sell common stock with an aggregate value of up to $300 million. Further, certain of the underwriters and/or their respective affiliates may enter into the capped call transactions with us and may therefore receive a portion of the net proceeds of this offering applied to those transactions.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Settlement
We expect the underwriters to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about         , 2026, which will be the second business day after the initial trade date for the notes being offered hereby (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes before the business day before the settlement date must, because the notes initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.
Concurrent Common Stock Offering
Concurrently with this offering, we are conducting a public offering of         shares of our common stock (or up to     shares of our common stock if the underwriters in the concurrent common stock offering exercise in full their option to purchase additional shares of common stock). Neither this offering nor the concurrent common stock offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the concurrent common stock offering does not occur, or vice versa. However, the concurrent delta offering and this offering are conditioned upon completion of the other. We cannot assure you that the concurrent common stock offering will be completed on the terms described herein, on significantly different terms or at all. The concurrent common stock offering is being made pursuant to a separate prospectus supplement and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy our common stock to be issued in the concurrent common stock offering.
Concurrent Delta Offering
Under the terms and subject to the conditions in a separate underwriting agreement dated the date of this prospectus supplement (the “delta underwriting agreement”), Morgan Stanley & Co. LLC (the “delta underwriter”), on behalf of itself and/or its affiliates, is also offering shares of our common stock at a public offering price of $      per share (the “concurrent delta offering”), to facilitate hedging transactions by the convertible arbitrage investors subscribing to the notes as described in this prospectus supplement through the offering of shares of our common stock (such transaction, the “concurrent delta offering”).
The number of shares of our common stock subject to the concurrent delta offering will depend on what portion of convertible arbitrage investors desire to hedge their investment in the notes and is expected to be no greater than the commercially reasonable initial short positions of convertible arbitrage investors being established to hedge their market risk with respect to the notes they acquire. We have been advised that the shares of common stock sold by the delta underwriter in the concurrent delta offering will be borrowed from non-affiliate third parties, and will be: (x) sold short by the delta underwriter to facilitate concurrent privately negotiated transactions between the delta underwriter (or its affiliates) and certain convertible arbitrage investors seeking a short exposure to shares of our common stock through a derivative, in an equal notional amount and/or (y) purchased by the delta underwriter from certain convertible arbitrage investors who have sold them short to the delta underwriter in connection with the notes, in each case, with a view for the delta underwriter to initially offer part of the shares of common stock directly to the public at a price of $       per share of common stock and part to certain dealers at a price that represents a concession not in excess of $       per share under the public offering price. After the initial offering of the shares of common stock in the concurrent delta offering, the offering price and other selling terms may from time to time be varied by the delta underwriter.
We will not receive any proceeds from sales by the delta underwriter in the concurrent delta offering. No new shares of our common stock will be issued for the concurrent delta offering. We will pay the delta underwriter a fee of $      per share for the shares of our common stock sold by it in the concurrent delta offering. We have also agreed to reimburse the delta underwriter for certain of its expenses in an amount up to $      .
The completion of the concurrent delta offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of the concurrent delta offering.
The concurrent delta offering and this offering are contingent upon one another. The delta underwriting agreement provides that the obligations of the delta underwriter are subject to the approval of certain legal matters by its counsel and to certain other conditions. The concurrent delta offering by the delta underwriter is subject to receipt and acceptance of the shares being offered and subject to the delta underwriter’s right to reject any order in whole or in part.

There can be no assurance that the delta underwriter will sell any or all of the shares of common stock offered pursuant to concurrent delta offering, or the timing of any such sales.
Capped Call Transactions
In connection with the pricing of the notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.
We intend to use approximately $      million of the net proceeds from this offering to fund the cost of entering into the capped call transactions. If the underwriters in this offering exercise their over-allotment option to purchase additional notes, then we expect to use a portion of the additional net proceeds from the sale of the additional notes to fund the cost of entering into additional capped call transactions with the option counterparties.
We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) on each exercise date for the capped call transactions, which is in each case expected to occur on each trading day during the 25 trading day period beginning on the 26th scheduled trading day prior to the maturity date of the notes, and (y) following any early conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date, any redemption date or any other date on which we retire any notes, in each case if we exercise our option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.
For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—The capped call transactions may affect the value of the notes and the market price of our common stock” and “Description of the Concurrent Capped Call Transactions.”
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia
This prospectus supplement and the accompanying prospectus:
•do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;
•have not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.
The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.
As any offering of notes under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with

Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the notes.
Accordingly, the notes have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
i.to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
ii.where no consideration is or will be given for the transfer;
iii.where the transfer is by operation of law;
iv.as specified in Section 276(7) of the SFA; or
v.as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)to any person which is a professional client as defined under the FinSA; or
(b)in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
United Kingdom
No notes have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of notes may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),
provided that no such offer of notes shall require us or any representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 8, 2025, August 7, 2025 and November 6, 2025, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 24, 2025, May 7, 2025 (but only with respect to the information included therein under Item 5.02), May 27, 2025 (but only with respect to the information included therein under Items 1.01 and 3.02), June 9, 2025, June 12, 2025, August 4, 2025, August 29, 2025 (but only with respect to the information included therein under Item 8.01), October 8, 2025 and January 7, 2026 (but only with respect to the information included therein under Item 1.01), respectively;
•the description of our common stock contained in our registration statement on Form 8-A filed on September 15, 2020 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.
We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of the offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following:
Joby Aviation, Inc.
333 Encinal Avenue
Santa Cruz, California 95060
(831) 201-6700
You may also access these filings and documents free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.jobyaviation.com. Other than such documents, information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

LEGAL MATTERS
Latham & Watkins LLP will pass upon the validity of the notes offered hereby on behalf of Joby Aviation, Inc. Davis Polk & Wardwell LLP will pass on certain legal matters for the underwriters in connection with this offering.
EXPERTS
The financial statements of Joby Aviation, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Joby Aviation, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
Joby Aviation, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights
Common Stock
Offered by the Selling Securityholders
We may offer and sell the securities identified above, and the selling securityholders may offer and sell shares of common stock, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “JOBY.” On October 23, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $6.24 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 24, 2024.
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i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings, and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Joby,” “Joby Aviation,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Joby Aviation, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
The Joby design logo, “Joby” and our other registered or common law trademarks, service marks or trade names appearing or incorporated by reference in this prospectus or any prospectus supplement or applicable free writing prospectus are the property of Joby Aviation, Inc. Solely for convenience, our trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames and service marks. This prospectus, any applicable prospectus supplement or applicable free writing prospectus, and the documents incorporated therein by reference may contain additional trademarks, tradenames and service marks of other companies that are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements contained or incorporated by reference in this prospectus other than statements of historical fact, including statements regarding our future financial position and results of operations, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “predict,” “project,” “potential,” “seek,” “intend,” “could,” “would,” “should,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus or the documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.
The forward-looking statements made in, or incorporated by reference into, this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.
Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.jobyaviation.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus and any accompanying prospectus supplement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 8, 2024 and August 8, 2024, respectively.
•Our Current Report on Form 8-K filed with the SEC on June 20, 2024 and October 2, 2024.
•The description of our common stock contained in our registration statement on Form 8-A filed on September 15, 2020 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to our Annual Report on Form 10-K, filed with the SEC on February 27, 2024.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, CA 95060
(831) 201-6700
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We have spent more than a decade designing and testing a piloted all-electric, vertical take-off and landing (“eVTOL”) aircraft that we intend to operate in cities around the world. Our mission is to help the world connect faster and more easily with the people and places that matter most by delivering a new form of clean, fast, quiet and convenient aerial transportation service. The Joby eVTOL is designed to transport a pilot and four passengers at speeds of up to 200 mph with a range optimized for urban markets of up to 100 miles on a single charge, and is expected to have a 1,000 pound payload. According to our modeling, more than 99% of urban routes in cities such as New York City and Los Angeles are significantly shorter than this, enabling higher utilization through faster turnaround times of our aircraft. By combining the freedom of air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to 10 times faster than driving, and it is our goal to steadily drive down end-user pricing in the years following commercial launch to make the service widely accessible.
Our principal executive offices are located at 333 Encinal Street, Santa Cruz, California 95060, and our telephone number is (831) 201-6700.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See the section titled “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
•1,400,000,000 shares of common stock, $0.0001 par value; and
•100,000,000 shares of preferred stock, $0.0001 par value.
Common Stock
Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of Joby Aviation’s securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.
Voting Rights
Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, except as provided by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and outlined below. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights. In addition, the affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, the classified board and director liability.
To comply with restrictions imposed by federal law on foreign ownership of U.S. air transportation operations, our Certificate of Incorporation and our Bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of an air carrier's voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Under our Certificate of Incorporation and Bylaws, we or any designated transfer agent shall maintain a Foreign Stock Record for registered common stock known to us to be owned and/or controlled by non-U.S. citizens. In the event that we determine that the common stock registered on the Foreign Stock Record exceeds the permitted percentage, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein so that the number of shares entered does not exceed the permitted percentage; provided, that upon the vesting of any Sponsor Shares pursuant to the Sponsor Agreement, dated February 23, 2021, by and among Joby Aviation, Reinvent Sponsor LLC (the “Sponsor”) and Joby Aero, Inc. (the “Sponsor Agreement”), such Sponsor Shares held by the Sponsor shall be deemed registered on the Foreign Stock Record before the registration of any Joby Aviation capital stock held by any other Non-U.S. citizen. If at any time while we are subject to (or control a subsidiary that is subject to) the requirement that an air carrier be a “citizen of the United States” (as defined in Section 40102 of the Act and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time) non-U.S. citizens at any time own and/or control in excess of the permitted percentage, the voting rights of the shares of our common stock in excess and not registered on the Foreign Stock Record will be automatically suspended until the earlier of (i) the transfer of such shares to a person or entity who is not a Non-U.S. citizen or (ii) the registration of such shares on the Foreign Stock Record.

Other Rights
Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Transfer Agent
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Dividend
Each holder of shares of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of Joby Aviation.
Section 203 of the Delaware General Corporation Law
Our Certificate of Incorporation contains a provision opting out of Section 203 of the DGCL. However, our Certificate of Incorporation contains provisions that are similar to Section 203 of the DGCL. Specifically, our Certificate of Incorporation provides that, subject to certain exceptions, we are not able to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our board of directors and at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale, consolidation involving us and the “interested stockholder” or other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is any entity or person who, together with that entity’s or person’s affiliates and associates, owns or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a period of three years. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Our Certificate of Incorporation provides that certain parties shall not be deemed to be “interested stockholders” for purposes of this provision.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Joby Aviation. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Joby Aviation to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions also give our board of directors the power to discourage mergers that some stockholders may favor.
Undesignated Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue undesignated preferred stock with voting or other rights or preferences as designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock, or the terms of any such preferred stock, could impede the success of any attempt to change control of Joby Aviation. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Joby Aviation.
Special Meetings of Stockholders
Our Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, provided that such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These provisions might preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to change control of Joby Aviation.
Classified Board of Directors
Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Action by Written Consent
Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders, and may not be taken by written consent in lieu of a meeting.

No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Amendment of the Certificate of Incorporation and Bylaws
Our board of directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of our stockholders entitled to vote with respect thereto to adopt, amend or repeal the Bylaws. Our stockholders have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of our stock required by applicable law or by our Certificate of Incorporation or Bylaws, the adoption, amendment or repeal of our Bylaws by our stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our voting stock entitled to vote generally in an election of directors.
Additionally, the vote of at least 66 2/3% of the total voting power of our outstanding shares entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our Certificate of Incorporation, including those relating to the terms of our authorized preferred stock (Article V(B)), the authority and composition of our board of directors (Article VII), special meetings of our stockholders and the ability of our stockholders to act by written consent (Article VIII), limitation of liability of our directors (Article IX), restrictions similar to Section 203 of the DGCL (Article X), our obligation to indemnify our directors and officers to the fullest extent permitted by law (Article XI), exclusive jurisdiction of certain legal proceedings involving our stockholders (Article XII), and restrictions on ownership or control by non-citizens (Article XIV).

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Joby,” “we,” “our” or “us” refer to Joby Aviation, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest on the debt securities will be made;
•if payments of principal of, premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, New York, New York (“DTC”), or a nominee of DTC (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than Joby) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Joby and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Joby;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of, and establish the form and terms and conditions of, debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium, if any, or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, units, depositary shares or subscription rights issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Joby Aviation, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Joby Aviation, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Joby Aviation, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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    % Convertible Senior Notes due 2032

PROSPECTUS SUPPLEMENT

Morgan Stanley	BofA Securities	Allen & Company LLC
Goldman Sachs & Co. LLC
Financial Advisor to Joby Aviation, Inc.

ICR Capital LLC
          , 2026